As filed with the Securities and Exchange Commission on June 26, 2008

                                                                                                                                            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yucon, Canada (State or other jurisdiction of incorporation or organization)		98-0372143 (I.R.S. Employer Identification Number)
____________________
Suite 654, 999 Canada Place Vancouver, British Columbia, Canada (Address of principal executive office)		V6C 3E1 (Zip code)

EMPLOYEES’ AND DIRECTORS’ EQUITY INCENTIVE PLAN

(Full title of the plan)

____________________

Beverly Bartlett

Ivanhoe Energy Inc.

Suite 654, 999 Canada Place

Vancouver, British Columbia

Canada V6C 3E1

(Name and address of agent for service)

(604) 331-9803

(Telephone number, including area code, of agent for service)

____________________

Copies to:

Beverly A. Bartlett Ivanhoe Energy Inc. Suite 654, 999 Canada Place Vancouver, British Columbia Canada V6C 3E1	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064	Paul L. Goldman Goodmans LLP 355 Burrard Street, Suite 1900 Vancouver, British Columbia Canada V6C 2G8

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value	5,250,000 shares	$3.62	$19,005,000	$746.90

(1)

This Registration shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents additional Common Shares reserved for issuance under the Employees’ and Directors’ Equity Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares as reported on the Nasdaq Capital Market on June 20, 2008, a date within five business days of the filing of this Registration Statement.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the registrant, Ivanhoe Energy Inc. (the “Registrant”), is filing this registration statement to register an additional 5,250,000 Common Shares, no par value (the “Common Shares”), issuable under its Employees’ and Directors’ Equity Incentive Plan (the “Plan”). On December 8, 2000, the Registrant filed a registration statement (the “Original Registration Statement”) on Form S-8 (File No. 333-12976) with respect to the issuance of Common Shares under the Plan. On February 24, 2004, the Registrant registered on Form S-8 (File No. 333-113054) (the “2004 Registration Statement”) additional Common Shares for issuance under the Plan. On May 16, 2007, the Registrant registered on Form S-8 (File No. 333-143029) (the “2007 Registration Statement”) additional Common Shares for issuance under the Plan. The contents of the Original Registration Statement, the 2004 Registration Statement and the 2007 Registration Statement are hereby incorporated in this registration statement by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed with the SEC by us are incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 17, 2008;
2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 12, 2008; and
3.

All other reports filed (and not furnished) by us under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by our Form 10-K referred to in (1) above.

In addition, all reports and documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers [Yukon Counsel to Confirm]

Section 126 of the Yukon Business Corporation Act (the “Business Corporations Act”), includes the following provisions with respect to the indemnification of directors and officers:

126.     (1)       Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	he acted honestly and in good faith with a view to the best interests of the corporation, and
(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2)       A corporation may with the approval of the Supreme Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfils the conditions set out in paragraphs (1)(a) and (b).

(3)       Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)	was substantially successful on the merits in his defence of the action or proceeding,
(b)	fulfils the conditions set out in paragraphs (1)(a) and (b), and
(c)	is fairly and reasonably entitled to indemnity.

(4)       A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

(a)	in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or
(b)

in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)       A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

(6)       On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

           Our Bylaws provide for indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Business Corporations Act. Our Bylaws also provide that subject to the limitations contained in the Business Corporations Act, we may purchase and maintain insurance for the benefit of our directors and officers as our Board of Directors may from time to time determine. We have purchased liability insurance for our directors and officers which insures, among other things:

(a)	our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as directors, officers or controlling persons; and
(b)	us, to the extent we have indemnified the directors and officers for such loss.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits
Exhibit	Description
5.1	Opinion of Lackowicz & Shier, counsel to the Registrant, regarding the legality of the securities being registered hereby
23.1	Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of GLJ Petroleum Consultants Ltd., Petroleum Engineers
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page of this registration statement)

Item 9.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 25, 2008.

IVANHOE ENERGY Inc.
By:	/s/ Beverly A. Bartlett
Vice President and Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon Lancaster and Beverly Bartlett as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective June 25, 2008:

Signatures	Title
/s/ Robert M. Friedland	Executive Chairman and Chief Executive Officer and
Robert M. Friedland	Director (Principal Executive Officer)
/s/ W. Gordon Lancaster	Chief Financial Officer (Principal Financial
W. Gordon Lancaster	and Accounting Officer)

/s/ A. Robert Abboud	Co-Chairman and Independent Lead Director
A. Robert Abboud
/s/ Peter Meredith	Director
Peter Meredith
/s/ Howard R. Balloch	Director
Howard R. Balloch
/s/ Robert G. Graham	Director
Robert G. Graham
/s/ Robert A. Pirraglia	Director
Robert A. Pirraglia
/s/ Brian Downey	Director
Brian Downey

Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on June 25, 2008.

IVANHOE ENERGY (U.S.A.) Inc.
By:	/s/ Mary Vincelli
Mary Vincelli Corporate Secretary

Exhibit Index

Exhibit	Description
5.1	Opinion of Lackowicz & Shier, counsel to the Registrant, regarding the legality of the securities being registered hereby
23.1	Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of GLJ Petroleum Consultants Ltd., Petroleum Engineers
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page of this registration statement)